                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               WISER OIL COMPANY
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               WISER OIL COMPANY
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

THE WISER OIL COMPANY
8115 Preston Road, Suite 400
Dallas, Texas 75225


July 6, 2000


Dear Stockholder:

         Your Board of Directors joins me in extending an invitation to attend the 2000 Annual Meeting of Stockholders which will be held on August 14, 2000 at 3:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas 75225. The meeting will start promptly at 3:00 p.m.

         We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items which are required to be acted upon by stockholders.

         Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting, and, therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose.

                                           Sincerely yours,



                                          George K. Hickox, Jr.
                                               Chairman and
                                         Chief Executive Officer

                             THE WISER OIL COMPANY
                                 Dallas, Texas

              NOTICE OF ANNUAL MEETING TO BE HELD AUGUST 14, 2000


To Our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Wiser Oil Company (the "Company") will be held at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, on August 14, 2000, at 3:00 p.m., Central Daylight Savings Time, for the purpose of considering and acting upon the following:

         (1) Election of Directors: The election of two Directors each to serve for a three-year term expiring in 2003; and

         (2) Other business: Such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on June 26, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. A complete list of such stockholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

         The Annual Report to Stockholders for the year ended December 31, 1999, in which financial statements of the Company are included, was previously mailed separate from this Proxy Statement to each stockholder of record at the close of business on June 26, 2000. The Annual Report does not form any part of the material for solicitation of proxies.

         You are urged to sign, date and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.


                                           By Order of the Board of Directors,



                                                   A. Wayne Ritter
                                                      President



Dallas, Texas
July 6, 2000

                              THE WISER OIL COMPANY
                          8115 Preston Road, Suite 400
                               Dallas, Texas 75225

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 August 14, 2000

                               GENERAL INFORMATION


          The accompanying proxy is solicited by the Board of Directors (the "Board of Directors") of The Wiser Oil Company (the "Company") in connection with its Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting") to be held on August 14, 2000 at 3:00 p.m. at the Park City Club, 5956 Sherry Lane, 17/th/ Floor, Dallas, Texas 75225. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is July 6, 2000.

Background of the Transaction With Wiser Investment Company

         On March 10, 2000, the Company entered into an Amended and Restated Stock Purchase Agreement (the "Stock Purchase Agreement") and an Amended and Restated Warrant Purchase Agreement (the "Warrant Purchase Agreement") with Wiser Investment Company, LLC ("WIC"). The closing of the transactions contemplated by the Stock Purchase Agreement and the Warrant Purchase Agreement (the "Closing") occurred on May 25, 2000 (the "Closing Date"). Under the Stock Purchase Agreement and the Warrant Purchase Agreement, the Company issued and sold to WIC and Dimeling, Schreiber and Park, a Pennsylvania partnership ("DS&P" and together with WIC, the "Purchaser") 600,000 shares of 7% cumulative convertible preferred stock, par value $10.00 per share, of the Company (the "Preferred Stock") for $15 million, and Warrants to purchase 445,030 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") for $8,900.59.

         WIC has the option (the "Option") to purchase 400,000 additional shares of Preferred Stock. The Option is exercisable from time to time for six months following the Closing Date, in whole or part; provided that each exercise of the Option must be for at least 20,000 Preferred Shares in the aggregate or 100% of the then remaining Preferred Shares subject to the Option. If the Purchaser exercises the Option, the Company will issue and sell Warrants to purchase that number of shares of Common Stock equal to 741,716 multiplied by a fraction, of which the numerator is the total number of Preferred Shares purchased at the closing of the Option (the "Option Closing"), and the denominator is 1,000,000, at a purchase price of $0.02 per Warrant pursuant to a Warrant Agreement. The exercise price of the Warrants issued at the Closing or any Option Closing is $4.25, subject to adjustment to prevent dilution.

         The Company will issue to WIC additional Warrants (the "Additional Warrants") if after the Closing or any Option Closing the Company issues any shares of Common Stock other than pursuant to a Warrant, the terms of the Preferred Stock or awards granted after the Closing or any Option Closing under the Company's stock option plans or other director, officer or employee equity plans, contracts or arrangements. The number of Additional Warrants is determined by multiplying the number of shares purchasable under the Warrants granted to WIC immediately prior to such issuance of additional shares of Common Stock times a fraction of which the numerator is the number of shares of Common Stock outstanding immediately after such issuance, and the denominator is the number of shares of Common Stock outstanding immediately prior to such issuance, and subtracting therefrom the number of shares purchasable under the Warrants granted to WIC immediately prior to such issuance. The exercise price of any Additional Warrants is based on the time of their issuance, with such prices increasing from $4.25 per share at a rate of 10% per year following the Closing.

         The Company also entered into an employment agreement with George K. Hickox, Jr., a Management Agreement with WIC and a Stockholder Agreement with the Purchaser. These agreements provide for, among other things, changes in the management of the Company as described under "Changes in Company Management" below.

Changes in Company Management

         The Board of Directors of the Company consists of seven directors. The Company has a "staggered" Board, which means that the directors have been classified, in respect to the time for which they hold office, by dividing them into three classes, with one class of directors being elected each year for a three-year term. At each annual meeting, the stockholders of the Company elect directors of the class whose term expires at such annual meeting, to hold office until the third succeeding annual meeting. Each director holds office for the three-year term for which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         In connection with the transaction with WIC, the Company agreed that, immediately following the Closing, three persons designated by WIC (the "WIC Designees") would become directors of the Company and members of a newly created Executive Committee of the Board, and one of the WIC Designees would become the Chairman of the Board and Chief Executive Officer of the Company. WIC designated George K. Hickox, Jr., Richard R. Schreiber and Scott W. Smith as the WIC Designees to serve on the Board and the Executive Committee of the Board, and designated Mr. Hickox to serve as Chairman of the Board and Chief Executive Officer. Messrs. Hickox, Schreiber and Smith replaced Messrs. Shoup, Hamilton and Cushing, who resigned from the Board and (in the case of Mr. Shoup) as President and Chief Executive Officer of the Company pursuant to letters of resignation. Mr. Hickox, who replaced Mr. Shoup on the Board, and Mr. Schreiber, who replaced Mr. Cushing on the Board, will each serve for the remainder of his predecessor's term, which expires at the annual meeting of stockholders in 2002. Mr. Smith, who replaced Mr. Hamilton on the Board, will serve for the remainder of Mr. Hamilton's term, which expires at the 2000 Annual Meeting. Lorne H. Larson, Jon L. Mosle, Jr., A. W. Schenck III and C. Frayer Kimball III, the remaining current directors of the Company, will continue to serve as directors following the Closing, and Mr. Kimball will serve on the Executive Committee of the Board along with the three WIC Designees. In addition, A. Wayne Ritter became President of the Company.

Proxies

         If the accompanying proxy is duly executed and returned, the shares of Common Stock and Preferred Stock of the Company represented thereby will be voted in accordance with the Board of Directors' recommendations herein set forth and, where a specification is made by the stockholder as provided therein, will be voted in accordance with such specification. A proxy may be revoked by the person executing it at any time before it has been exercised, but the revocation of the proxy will not be effective until notice thereof has been given to Lawrence J. Finn, Assistant Secretary of the Company. If a stockholder attends the Annual Meeting, the stockholder may revoke the proxy and vote in person.

Voting Securities

         As of June 26, 2000, 8,951,965 shares of Common Stock and 600,000 shares of Preferred Stock were outstanding. The Common Stock and Preferred Stock constitute the only classes of voting securities of the Company. Only stockholders of record as of the close of business on June 26, 2000 (the "Record Date"), are entitled to receive notice of, and to vote at, the Annual Meeting. Holders of Common Stock are entitled to one vote for each share so held. Holders of Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which such holder's shares of Preferred Stock would have been converted under the provisions of the Certificate of Designation establishing the Preferred Stock (whether or not such holder is then entitled to convert such shares under such provisions) at the conversion price in effect on the Record Date. Under the Certificate of Designation, any holder of the Preferred Stock may convert all or any portion of the Preferred Stock held by such holder into a number of shares of Common Stock computed by dividing (x) the total liquidation value (plus the aggregate accrued but unpaid dividends, if any) represented by the shares of Preferred Stock to be converted by (y) the conversion price then in effect. As of the Record Date, the liquidation value per share of Preferred Stock is $25.00 and the conversion price per share of Preferred Stock is $4.25. Therefore, the 600,000 shares of Preferred Stock outstanding as of the Record Date have an aggregate of 3,529,411 votes in the election of directors.

         Holders of Common Stock or Preferred Stock of the Company do not have cumulative voting rights with respect to the election of Directors. Under Delaware law, holders of Common Stock or Preferred Stock do not have appraisal rights with respect to the matters to be voted upon at the Annual Meeting.

Required Affirmative Vote and Voting Procedures

         The holders of a majority of the outstanding shares of Common Stock and Preferred Stock, present in person or represented by proxy, are necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect. In accordance with the Company's bylaws and Delaware law, the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, up to the number of Directors to be elected, will be elected as Directors of the Company. Any abstentions or broker non-votes will have no effect on the election of Directors. The Board of Directors recommends that stockholders vote FOR the election of its nominees for director.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company consists of seven Directors. A class of two directors are to be elected at the Annual Meeting to serve for three-year terms. The Board of Directors has nominated Scott W. Smith and C. Frayer Kimball, III for election to the Board to serve until the Annual Meeting in 2003, and until their successors are duly elected and qualified. Each is a current member of the Board whose term ends at the meeting.

         Unless authority to do so is withheld, it is intended that the proxies solicited by the Board of Directors will be voted for the nominees named. If any of the nominees become unable to serve or for good cause will not serve, the persons named as proxies in the accompanying proxy intend to vote for such substitute nominees as the Board may propose, unless the Board adopts a resolution reducing the number of Directors.

         Set forth below is certain information as of the Record Date, concerning the two nominees for election at the Annual Meeting and the five Directors of the Company whose terms will continue after the meeting, including information with respect to the principal occupation or employment of each nominee or Director during the past five years. Except as otherwise shown, each of the nominees and Directors has held the positions shown for at least the past five years.

    Nominees for Election as Directors for Three-Year Term Expiring in 2003

                           Director            Principal Occupation
Name                         Since     Age     and other Directorships
----                         -----     ---     -----------------------

C. Frayer Kimball, III       1972      65      Member of the Executive Committee
                                               of the Board of Directors; Owner
                                               and Vice President of Petroleum
                                               Engineers, Inc., Lafayette,
                                               Louisiana, a consulting
                                               engineering firm; Owner and Vice
                                               President of Triumph Energy,
                                               Inc., a producer of oil and gas.

Scott W. Smith               2000      42      Member of the Executive Committee
                                               of the Board of Directors;
                                               Principal of Sabine Energy
                                               Company, a private equity firm
                                               focused on investment
                                               opportunities in the energy
                                               business. From 1990 to 1996,
                                               acted as land manager for Triad
                                               Energy Corporation. From 1997 to
                                               1998 was Manager of Land
                                               Marketing for O'Sullivan Oil and
                                               Gas. Prior to 1990, worked in
                                               various capacities for Texas Oil
                                               and Gas Corporation and its
                                               affiliates.

                     Directors Whose Terms Expire in 2001

                          Director            Principal Occupation
Name                       Since      Age     and other Directorships
----                       -----      ---     -----------------------

Jon L. Mosle, Jr.           1994      71      Independent consultant, investor,
                                              since 1992; Director of Private
                                              Capital of Ameritrust Texas, N.A.,
                                              a trust company, 1984 - 1992;
                                              currently serves as Director of
                                              Southwest Securities Group, Inc.,
                                              a holding company primarily for
                                              financial entities, Westwood
                                              Trust, a trust company, and Park
                                              Cities Bankshares, a holding
                                              company primarily for banking
                                              entities.

A. W. Schenck, III          1986      57      Chairman and Chief Executive
                                              Officer of Fleet Mortgage Group, a
                                              mortgage company, since December
                                              1997. Held various executive
                                              positions with Great Western
                                              Financial Corp., a thrift savings
                                              company, July 1995-August 1997,
                                              and various executive positions
                                              with PNC Bank Corp., a national
                                              banking association, 1989-July
                                              1995.

                      Directors Whose Terms Expire in 2002

                           Director            Principal Occupation
Name                        Since      Age     and other Directorships
----                        -----      ---     -----------------------

Richard R. Schreiber        2000       44      Member of the Executive Committee
                                               of the Board of Directors;
                                               Partner of DS&P, a private equity
                                               firm focused on restructuring and
                                               recapitalization transactions.
                                               Prior to 1982, was an industrial
                                               real estate broker and later
                                               joined Coldwell Banker in the
                                               same capacity. Active in the
                                               negotiating, purchasing and
                                               structuring of the acquisition
                                               financing of DS&P's investments.
                                               Presently Chairman of the Board
                                               of Directors of New Piper
                                               Aircraft, Inc. and director of
                                               several other privately held
                                               companies.

Lorne H. Larson             1995       64      Independent consultant since
                                               December 1999; Chairman of ProGas
                                               Limited, a Calgary, Alberta,
                                               Canada-based company involved in
                                               natural gas marketing, June 1998-
                                               November 1999; President and
                                               Chief Executive Officer of ProGas
                                               Limited, January 1986 to May
                                               1998; and Director of The CGU
                                               Group Canada, Ltd., a property
                                               and casualty insurance company,
                                               since April 1994.

George K. Hickox, Jr.       2000       41      Chairman of the Board and Chief
                                               Executive Officer of the Company
                                               and member of the Executive
                                               Committee of the Board of
                                               Directors since May 25, 2000; in
                                               early 1980's, worked for Texas
                                               Oil & Gas Corporation and
                                               InterFirst Bank Houston N.A.;
                                               thereafter, was vice president at
                                               Copeland, Wickersham & Wiley
                                               where he focused on restructuring
                                               transactions and mergers and
                                               acquisitions. Since 1991, has
                                               been principal in Heller Hickox
                                               Dimeling Schreiber & Park, a
                                               private equity investment firm
                                               focused on the energy sector;
                                               serves as director of NATCO
                                               Group, Inc., a publicly traded
                                               NYSE company, and an officer and
                                               director of several privately
                                               held companies.

Board of Directors and its Committees

         The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. During 1999, the Audit Committee consisted of Messrs. Larson, Cushing, and Mosle. The Audit Committee reviewed reports and recommendations of the Company's independent auditors as well as the scope of their review and their compensation, and also met with representatives of management as appropriate. During 1999, the Audit Committee held two meetings.

         During 1999, the Compensation Committee consisted of Messrs. Mosle, Kimball, Hamilton and Schenck. The Compensation Committee reviewed and recommended to the Board of Directors the remuneration of the executive officers of the Company and administered the Company's 1991 Stock Incentive Plan, 1991 Non-Employee Directors' Stock Option Plan and Equity Compensation Plan for Non-Employee Directors. See "Report of Compensation Committee" contained herein. During 1999, the Compensation Committee held one meeting.

         Immediately following the Closing, the Company created an Executive Committee of the Board. George K. Hickox, Jr., Scott W. Smith, Richard R. Schreiber and C. Frayer Kimball, III have been appointed to serve on the Executive Committee. A. Wayne Ritter serves as an advisory member of the Executive Committee. The Executive Committee has and exercises all powers and authority of the Board in management of the business and affairs of the Company on matters which by law do not need whole Board approval. In addition, Executive Committee approval is required to approve operating or capital expenditures exceeding $1,000,000 per transaction, unless such expenditures were specifically approved by the Board as part of the Annual Budget. Whole Board approval is required to approve (i) any operating or capital expenditure or series of related expenditures exceeding $2,500,000, unless such expenditure or expenditures were specifically approved by the Board as a part of the Annual Budget, (ii) the nomination of members for election to the Board, (iii) the filling of vacancies in the Board, the Executive Committee or other Board committee, and (iv) transactions between the Company, on the one hand, and any Purchaser or any affiliate of any Purchaser, on the other hand.

         The Board of Directors held fourteen meetings in 1999. Three of the seven Directors, Messrs. Cushing, Kimball and Shoup, attended all meetings of the Board and Committees of which they are members during the period they served on such. Mr. Schenck attended nine meetings which is less than 75% of such meetings.

                               EXECUTIVE OFFICERS

         The following is a list of the names and ages of all the executive officers of the Company, indicating all positions and offices with the Company held by each such person and each such person's principal occupation or employment during the past five years. None of the persons listed has served or is serving as an officer as a result of any arrangement or understanding between him and any other person pursuant to which he was selected as an officer. The executive officers of the Company are elected each year by the Board of Directors at its first meeting following the Annual Meeting of Stockholders to serve during the ensuing year and until their respective successors are elected and qualified.

                                 Positions and Offices Held and Principal
Name                    Age      Occupation or Employment During Past Five years
----                    ---      -----------------------------------------------

George K. Hickox, Jr.   41       Chairman of the Board and Chief Executive
                                 Officer of the Company, and member of the Executive Committee of the Board of Directors since May 25, 2000; in early 1980's, worked for Texas Oil & Gas Corporation and InterFirst Bank
                                 Houston N.A.; thereafter, was Vice President at
                                 Copeland, Wickersham & Wiley where he focused on restructuring transactions and mergers and acquisitions. Since 1991, has been a principal in Hickox Dimeling Schreiber & Park, a private equity investment firm. Presently a director of NATCO Group, Inc., a publicly traded NYSE company, and an officer and director of several privately held companies.

A. Wayne Ritter         60       President of the Company since May 25, 2000;
                                 Vice President, Acquisitions and Production of the Company, August 1993 - May 2000; Vice
                                 President in Charge of Acquisitions of the Company, September 1991 - August 1993; Manager of Production- Fort Worth Division of Snyder
                                 Oil Corporation, an oil and gas exploration and production company, September 1990 - September
                                 1991.

                            SECTION 16(a) COMPLIANCE
                         BENEFICIAL OWNERSHIP REPORTING

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by the Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. In 1999, one statement of changes in beneficial ownership was filed late by Company President A. Wayne Ritter, acting as Vice President of Acquisitions and Production, relating to one transaction. In making this disclosure, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company in 1997, 1998 and 1999 to its President and Chief Executive Officer and each other executive officer of the Company whose aggregate salary and bonus exceeded $100,000 in 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation        Long Term Compensation
                                                -------------------        ----------------------
                                                                                  Awards
                                                                                  ------

                                                                           Number of Securities
                                                                                Underlying                All Other
Name and Principal Position        Year     Salary ($)       Bonus ($)       Options/SARs (#)         Compensation ($)
---------------------------        ----     ----------       ---------       ----------------         ----------------
Andrew J. Shoup, Jr.               1999   $ 200,005  (1)         -0-                50,000               $ 6,664 (2)
 President and Chief               1998     299,250              -0-                   -0-                 8,610
 Executive Officer                 1997     285,000           15,000                40,000                 5,502

A. Wayne Ritter                    1999     183,000              -0-                50,000                 5,844 (2)
 Vice President,                   1998     183,000              -0-                   -0-                 5,903
 Acquisitions and Production       1997     175,000           10,000                30,000                 5,250

Lawrence J. Finn                   1999     162,000              -0-                50,000                 5,043 (2)
 Vice President, Finance and       1998     162,000              -0-                   -0-                 5,088
 Chief Financial Officer           1997     152,000           10,000                20,000                 4,529

Allan J. Simus(3)                  1999     168,000              -0-                35,000                15,842 (4)
 President of The Wiser Oil        1998     168,000              -0-                   -0-                13,442
 Company of Canada                 1997     160,000           10,000                30,000                12,773

(1) Mr. Shoup voluntarily reduced his annual salary from $299,250 to $200,005 for 1999.

(2) Consists of (a) matching contributions by the Company in 1999 to the accounts of Mr. Shoup $4,800, Mr. Ritter $2,112, and Mr. Finn $4,800 under the Company's Savings Plan and (b) matching contributions by the Company in 1999 to the accounts of Mr. Shoup $1,315 and Mr. Ritter $3,378 under the Company's non-qualified Savings Restoration Plan and (c) the dollar value of life insurance premiums paid by the Company in 1999 for the benefit of Mr. Shoup $549, Mr. Ritter $354 and Mr. Finn $243.

(3) Mr. Simus is not directly employed by the Company. All amounts reported as salary were earned by him as President of The Wiser Oil Company of Canada, the subsidiary through which the Company conducts its Canadian operations. All amounts are in U.S. dollars using a .673 (Canadian to U.S.) conversion rate.

(4) Consists of (a) $15,175 representing The Wiser Oil Company of Canada's contribution to the Defined Contribution Pension Plan and (b) $667 representing the dollar value of life insurance premiums paid by The Wiser Oil Company of Canada in 1999 on two life insurance policies for his benefit.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options/SARs to the Named Executive Officers in the last fiscal year under the Company's Stock Option Plan and Share Appreciation Rights Plan:

                            Individual                Grants (1)
                            ----------                ----------

                       Number of Securities       % of Total Options/SARs                                        Grant Date
                       Underlying Options/SARs    Granted to Employees       Exercise or      Expiration      Present Value ($)
         Name                Granted                 in Fiscal Year           Base Price        ($/Sh)            Date (2)
         ----                -------                 --------------           ----------        ------           --------
Andrew J. Shoup, Jr.         37,250/                    14.06%/                $ 5.0000/       5/17/2009         $  85,778/
                             12,750                     4.81%                    5.0000        5/15/2004            19,983

A. Wayne Ritter Jr.          37,250/                    14.06%/                  5.0000/       5/17/2009/           85,778/
                             12,750                     4.81%                    5.0000        5/15/2004            19,983

Lawrence J. Finn Jr.         37,250/                    14.06%/                  5.0000/       5/17/2009/           85,778/
                             12,750                     4.81%                    5.0000        5/15/2004            19,983

Allan J. Simus               26,075/                    9.84%/                   5.0000/       5/17/2009/           60,045/
                              8,925                     3.37%                    5.0000        5/15/2004            13,988

(1) All grants to Named Executive Officers during fiscal year 1999 were granted under the Company's 1991 Stock Incentive Plan and the Company's 1997 Share Appreciation Rights Plan for SARs. Options and SARs granted on May 18, 1999 became exercisable November 19, 1999. All options have ten-year terms and SARs have five-year terms, while each were granted with an exercise price less than the fair market value of the Company's Common Stock on the date of grant.

(2) These amounts represent the value of the grants based upon the Black-Scholes option pricing model. The valuation assumes exercise at the end of the ten-year option term or five-year SAR term and the following data:

                                                Grant Date
                                                  05/18/99
                                                  --------

         Grant date FMV                            $3.375
         Risk free interest rate                    6.01%
         Dividend yield                             0.00%
         Volatility (three year weekly close)      58.64%


    OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR VALUES

         The following table provides information, with respect to each Named Executive Officer, concerning unexercised options/SARs held as of the end of the fiscal year ended December 31, 1999. No Named Executive Officer exercised any options during 1999.

                                     Number of Securities                       Value of Unexercised
                                    Underlying Unexercised                         In-the-Money
                                Options/SARs at FY-End (#)(1)              Options/SARs at FY-End ($)(2)
Name                            Exercisable       Unexercisable            Exercisable      Unexercisable
----                            -----------       -------------            -----------      -------------
Andrew J. Shoup, Jr.              380,000           10,000                    $ -0-            $ -0-

A. Wayne Ritter                   272,500            7,500                      -0-              -0-

Lawrence J. Finn                  165,000            5,000                      -0-              -0-

Allan J. Simus                    157,500            7,500                      -0-              -0-

(1) Represents the number of shares of the Company's Common Stock underlying the options and SARs held by the Named Executive Officer.

(2) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on December 31, 1999 was $2.50. Value is calculated on the basis of the difference between $2.50 and the option/SAR exercise price of an "in-the-money" option/SAR multiplied by the number of shares of Common Stock underlying the option/SAR.

Pension Benefits

         Each Named Executive Officer, other than Mr. Simus, is covered by the Company's Retirement Income Plan "Qualified Plan"), a non-contributory defined benefit pension plan under which retirement benefits are provided to substantially all non-union employees of the Company. The Qualified Plan provides a monthly benefit upon retirement equal to 2 percent of the employee's average monthly earnings (computed generally on the basis of the participant's average monthly earnings for the 60 highest paid consecutive months during the 120 consecutive months immediately preceding the employee's retirement date) for each year of credited service up to 25 years, plus 1 percent of the employee's average monthly earnings (as so computed) for each year of credited service in excess of 25 years. Offset against such amount is an amount equal to 0.5 percent of the lesser of the participant's final average earnings per month or 1/12th of covered compensation (as such terms are used in the calculation of social security benefits) multiplied by years of credited service to a maximum of 35 years. If it would result in a greater payment of monthly benefits than the above calculation, an employee who was a participant in the qualified plan as of December 31, 1992 would receive his monthly retirement income as calculated under the terms of the qualified plan as it existed on such date, using average monthly earnings and credited service as of such date. Pension benefits are calculated on the basis of basic monthly compensation, excluding bonuses and all other forms of special or extra compensation. The Qualified Plan provides for normal retirement at 65 years of age but allows for early retirement beginning at age 55, in which case the extent to which benefits are reduced is based on when the participant elects to receive benefits commencing on or after age 55 and prior to age 62. No reduction is made in the benefit if it commences on or after the attainment of age 62.

         Effective as of December 31, 1999, the Qualified Plan was amended to "freeze" benefits so that no additional benefits will accrue under the Qualified Plan for anyone after December 31, 1999. The amendment does not reduce the benefits accrued under the Qualified Plan on or before December 31, 1998, or affect the amount of any benefit payments now being made pursuant to the Qualified Plan. The amendment provides that no new participants will commence participating in the Plan and no former, terminated or retired participants will accrue additional benefits in the Plan after December 31, 1999. The amendment also provides that the accrued benefits of each participant under the Plan became 100% vested as of December 11, 1999.

         Certain executives of the Company also participate in the Company's Retirement Restoration Plan. The Retirement Restoration Plan is a nonqualified deferred compensation plan. The participants in the plan are the Chief Executive Officer and any other employee of the Company (i) who is a participant in the Qualified Plan, (ii) whose annual salary is at least $150,000, and (iii) who has been designated by the Chief Executive Officer to participate in the plan. For 1999, Messrs. Shoup and Ritter were the only Named Executive Officers who were participants in the Retirement Restoration Plan.

         In order to comply with the qualification requirements of the Internal Revenue Code of 1986, the maximum annual retirement benefit that may be accrued and that the Company can fund, and the maximum compensation that may be used in determining future benefit accruals, under the Qualified Plan are subject to certain limitations. The Retirement Restoration Plan provides for the payment of benefits equal to the amount by which (i) the value of the benefits that would have been payable to a participant under the Qualified Plan if such benefits were not limited by such maximum compensation and maximum benefit limitations exceeds (ii) the value of the benefits actually payable under the Qualified Plan.

         Benefits under the Retirement Restoration Plan normally are paid concurrently with the payment of benefits under the Qualified Plan. However, if a participant's employment terminates (other than by reason of death, retirement or disability) within two years following a Change of Control (as defined in the Retirement Restoration Plan), the value of such participant's Retirement Restoration Plan benefits will be distributed to such participant in a single lump sum within 60 days following such termination of employment. Retirement Restoration Plan benefits are payable from the general assets of the Company.

         The following table presents estimated combined annual retirement benefits payable under the Qualified Plan and the Retirement Restoration Plan upon retirement at age 65 for the average annual compensation and for the years of credited service indicated and assumes no election of any available survivor option. The estimated benefits shown are in addition to Social Security benefits. The full years of credited service as of December 31, 1999 for the Named Executive Officers were as follows: Mr. Shoup, 7 years; Mr. Ritter, 7 years; and Mr. Finn, 5 years. Mr. Finn is not currently participating in the Retirement Restoration Plan. The amounts reported in the salary column of the Summary Compensation Table included under "Executive Compensation" above are the approximate amounts of compensation taken into account for the purposes of the Qualified Plan and the Retirement Restoration Plan for the years indicated.


                            Annual Retirement Benefits for Years of Credited Service
                            --------------------------------------------------------

Compensation                10 Years       15 Years        20 Years       25 Years        30 Years       35 Years
------------                --------       --------        --------       --------        --------       --------
   $125,000                 $23,444       $ 35,165        $ 46,887       $ 58,609       $ 64,081        $ 69,553
    150,000                  28,444         42,665          56,887         71,109         78,831          84,553
    175,000                  33,444         50,165          66,887         83,609         91,581          99,553
    200,000                  38,444         57,665          76,887         96,109        105,331         114,553
    225,000                  43,444         65,165          86,887        108,609        119,081         129,553
    250,000                  48,444         72,665          96,887        121,109        132,831         144,553
    275,000                  53,444         80,165         106,887        133,609        146,581         159,553
    300,000                  58,444         87,665         116,887        146,109        160,331         174,553
    325,000                  63,444         95,165         126,887        158,609        174,081         189,553
    350,000                  68,444        102,665         136,887        171,109        187,831         204,553

         Employees of The Wiser Oil Company of Canada do not participate in the Qualified Plan or the Retirement Restoration Plan and, therefore, Mr. Simus is not a participant in such plans. Mr. Simus participates in the Defined Contribution Pension Plan. The Wiser Oil Company of Canada does not maintain a defined benefit pension plan.

Directors' Compensation

         Directors who are not employees of the Company receive an Annual Retainer of $12,000, which is payable in quarterly installments of $3,000 each, with the first payment being made in May of each year, and $1,000 for each meeting of the Board of Directors or any Committee of the Board attended. Each Chairman of a Committee of the Board receives an additional annual fee of $1,000. Directors who are employees of the Company or a subsidiary do not receive a retainer or fee for serving on the Board or Committees, for attending meetings of the Board or Committees or for serving as Chairman of a Committee.

         In 1996, the Company adopted The Wiser Oil Company Equity Compensation Plan for Non-Employee Directors (the "Equity Plan"), which allows non-employee Directors to make irrevocable elections prior to the beginning of each plan year to receive their Annual Retainers (i) all in cash, (ii) all in Phantom Shares or
(iii) 50% in cash and 50% in Phantom Shares, and to defer payment of taxes on the equity portion to a subsequent date. A "Phantom Share" is an unsecured, unfunded and nontransferable right to receive from the Company one share of Common Stock, which right will automatically be exercised upon the earlier to occur of (i) the termination of the holder's service as a Director for any reason or (ii) a "Change in Control" of the Company, as defined in the Equity Plan. Non-employee Directors have no right to convert Phantom Shares into Common Stock prior to such time. The number of Phantom Shares that may be acquired by a non-employee Director on any Annual Retainer payment date is determined by dividing the amount of the Annual Retainer, or portion thereof, that the Director has elected to receive in Phantom Shares by the fair market value of a share of Common Stock on the payment date of the Annual Retainer, rounded downward to the nearest whole number. Phantom Shares are fully vested upon issuance. Holders of Phantom Shares receive payments of cash or other property equivalent to dividends paid on outstanding shares of Common Stock, but have no voting or other rights of stockholders with respect to the Phantom Shares. A maximum of 25,000 shares of Common Stock may be issued upon the conversion of Phantom Shares under the Equity Plan. For 1999, Messrs. Mosle, Larson and Schenck each elected to receive all of his $12,000 Annual Retainer in Phantom Shares and were each credited with 3,155 Phantom Shares under the Equity Plan.

         The 1991 Non-Employee Directors' Stock Option Plan as amended, (the "Directors' Plan") is intended to enhance the mutuality of interests between the Directors and stockholders of the Company and to assist the Company in attracting and retaining able Directors. Under the Directors' Plan, on the first business day following each Annual Meeting of Stockholders, each Director who is not an employee of the Company or a subsidiary is granted a nonstatutory stock option to purchase 1,500 shares of Common Stock at an option price equal to the fair market value of the Common Stock on the date the option is granted. The Directors' Plan also provides for the grant of an option to purchase 5,000 shares of Common Stock to each newly elected non-employee Director upon such person's initial election to the Board. In February 1997, the Directors' Plan was amended to provide for, in addition to the annual and initial option grants described above, a one-time grant on the date of the 1997 Annual Meeting of Stockholders to each non-employee Director serving on that date of an option to purchase, at an exercise price equal to the fair market value of the Common Stock on the date of grant, a number of shares of Common Stock equal to 5,000 less the number of shares covered by all options previously granted to such Directors under the Directors Plan. All options granted under the Directors' Plan become exercisable six months from the date of grant and expire ten years from the date of grant. The Directors' Plan provides that, upon termination of service as a Director for any reason other than removal for cause, all outstanding options previously granted to the non-employee Director under the Directors' Plan will become immediately exercisable in full and will remain exercisable until the earlier to occur of the original expiration date of the option or three years from the date of termination of service, provided that if a Director voluntarily retires or resigns the post-termination of service exercise period may not exceed the duration of such Director's period of service as a Director of the Company. The Directors' Plan also provides that, upon removal of a Director for cause, all unvested options will immediately terminate and all unexpired vested options will be exercisable for a period of 90 days after removal. The total number of shares which may be issued under the Directors' Plan is limited to 65,000 shares of Common Stock. Pursuant to the terms of the Directors' Plan, on May 18, 1999, an option to purchase 1,000 shares of Common Stock at an exercise price of $3.56 per share was granted to each person then serving as a non-employee Director.

Employment Agreements

         George K. Hickox Jr. entered into an employment agreement with the Company effective May 25, 2000. The employment of Mr. Hickox is for a two year period commencing on the date of the agreement, unless extended by mutual agreement of the parties or terminated in accordance with the terms thereof. During the employment term, Mr. Hickox will serve as Chief Executive Officer and (to the extent elected or appointed as a director of the Company) Chairman of the Board of the Company, accountable only to the Board. The Employment Agreement requires that Mr. Hickox devote a substantial majority of his time and attention to the business affairs of the Company. The Company acknowledges that Mr. Hickox has outside business interests and has agreed he may devote a portion of his time and attention to such business interests provided they do not materially interfere with the performance of his duties under the Employment Agreement. During the employment term, the Company will pay to Mr. Hickox for his services a base salary at the rate of $1.00 per year, provided that such base salary may be adjusted from time to time by the Board at its discretion. In addition to base salary, Mr. Hickox will be entitled to participate in all employee benefit plans and programs provided by the Company to its executive officers generally, subject to terms, conditions and administration of such plans and programs. However, Mr. Hickox has agreed that, unless otherwise determined by the Board, he will not be entitled to receive any stock options, restricted stock or other similar stock-based awards under the Company's stock incentive plans. The Employment Agreement also contains provisions regarding the Company furnishing an automobile and housing for Mr. Hickox's use in Dallas, and the reimbursement by the Company of certain of his travel expenses. The Board may terminate Mr. Hickox's employment for cause, and Mr. Hickox has the right to terminate his employment at any time by providing at least 30 days prior written notice.

         On July 1, 1991, the Company entered into an employment agreement with Andrew J. Shoup, Jr. The employment agreement, as amended effective June 1, 1999, provided that Mr. Shoup would serve as President and Chief Executive Officer of the Company through the close of business on June 1, 2000, unless extended by agreement for an annual salary of not less than $200,000 per year. In addition to such annual salary, which could be increased from time to time by the Board of Directors, Mr. Shoup was entitled to be paid "additional incentive compensation" in such an amount, and based on the accomplishment of such performance objectives established by the Company, as determined by the Compensation Committee for each year. Upon execution of the employment agreement, Mr. Shoup was awarded 5,000 restricted shares of Common Stock and nonstatutory options to purchase 10,000 shares of Common Stock, vesting over a four-year period beginning June 30, 1994, under the Company's 1991 Stock Incentive Plan. The agreement also provided that Mr. Shoup would be covered by such other employee benefit plans as are applicable to executive employees of the Company.

         A. Wayne Ritter entered into an employment agreement with the Company effective January 24, 1994. The employment agreement, which was amended effective June 1, 1999, provided that Mr. Ritter would serve as Vice President, Acquisitions and Production of the Company through the close of business on June 1, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary in effect on April 1, 1997. On May 25, 2000, Mr. Ritter was appointed to the position of President of the Company. The agreement also provides that Mr. Ritter will be covered by such employee benefit plans as are applicable to executive employees of the Company.

         Lawrence J. Finn entered into an employment agreement with the Company effective November 1, 1993. The employment agreement, which was amended effective June 1, 1999, provided that Mr. Finn would serve as Vice President, Finance and Chief Financial Officer of the Company through the close of business on June 1, 2000, unless such term is extended by agreement of the parties, for an annual salary not less than his salary level in effect on April 1, 1997. The agreement also provides that Mr. Finn will be covered by such employee benefit plans as are applicable to executive employees of the Company. Mr. Finn's employment agreement terminated upon his resignation from all employee and manager positions with the Company and all of its subsidiaries effective as of June 30, 2000.

         Allan J. Simus entered into an employment agreement with The Wiser Oil Company of Canada effective August 1, 1994. The employment agreement, which was amended effective June 1, 1999, provided that Mr. Simus would serve as President of The Wiser Oil Company of Canada through the close of business on June 1, 2000, unless such term is extended by agreement of the parties for an annual salary not less than his salary level in effect on April 1, 1997. Mr. Simus participates in the Registered Retirement Savings Plan of The Wiser Oil Company of Canada, which is comparable to the Company's Savings Plan. Mr. Simus also participates in The Wiser Oil Company of Canada Defined Contribution Pension Plan. Mr. Simus' employment agreement terminated upon his resignation from all employee and manager positions with the Company and all of its subsidiaries effective as of June 30, 2000.

         The employment agreements of Messrs. Shoup, Ritter, Finn and Simus each provide that the employment of the named executive officer can be terminated by the Company only for illness, disability or death, or for cause. Under the employment agreements if the employment of the employee is terminated by the Company for cause or the employee for any reason other than death within 12 months following a "Change in Control" of the Company, the employee will be paid an amount equal to three times the employee's base salary in effect at the time of his termination, the value of one year's worth of benefits provided to him as an employee during the one year preceding his termination, and a "Gross-Up Payment" for purposes of making the employee whole in the event an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (including penalties or interest thereon), is imposed with respect to any payment or distribution made by the Company to or for the benefit of the employee under the employment agreement or otherwise. A "Change in Control" generally means the occurrence of any of the following events: (i) an acquisition by any person of 25% of the voting power of the Company's Common Stock, (ii) a tender offer to buy at least 50% of the voting stock of the Company or the purchase of any such shares pursuant to a tender offer, (iii) an agreement or plan is approved by stockholders providing for the Company to be merged, consolidated or otherwise combined with another company wherein the former stockholders of the Company will own less than a majority of the voting power of the surviving corporation,
(iv) the approval by stockholders of a liquidation of all or substantially all the assets of the Company or a distribution to stockholders of 30% in value of the Company's assets or (v) if at any time less than 60% of the members of the Board of Directors of the Company are individuals who either were Directors on the effective date of the employment agreement or individuals whose election or nomination for election was approved by a vote of at least two-thirds of the Directors still in office who were Directors on the effective date of such agreement or who were so approved. The employment agreement with Mr. Simus contains similar provisions relating to a Change in Control of the Company or The Wiser Oil Company of Canada.

         The Closing of the transactions contemplated by the Stock Purchase Agreement and the Warrant Purchase Agreement constituted a "Change of Control" under the employment agreements described above. Consequently, after that event, Mr. Shoup, whose employment agreement had been entered into in 1991, became entitled to cash severance in the amount of $838,000 upon his resignation from his positions as Chairman and Chief Executive Officer of the Company immediately following the Closing. Mr. Shoup and the Company entered into a Severance Consulting and Non Competition Agreement to memorialize the severance payment under the employment agreement and to secure Mr. Shoup's agreement to provide certain consulting services, not to compete with the Company and to confirm certain other administrative matters. Under the terms of the Severance Consulting and Non Competition Agreement, Mr. Shoup agreed not to compete with the Company for a six-month period beginning June 1, 2000 and to provide certain consulting services to the Company during such six-month period in consideration for receiving $150,000 payable in six monthly installments.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation for the executive officers of the Company is administered by the Compensation Committee of the Board of Directors, which consisted of four independent directors during 1999. Mr. Mosle is Chairman of the Committee. The Committee oversees all compensation arrangements involving the executive officers.

         The following is the Compensation Committee's report on 1999 executive compensation practices for the executive officers of the Company. The following report of the Compensation Committee and the information that follows the report relating to the Stock Performance Graph below shall not be deemed to be "soliciting material" or to be "filed" with the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Executive Compensation Policies

         The Company's executive compensation package consists of a base salary, annual incentive bonuses, and stock options or restricted stock.

         The Company is committed to providing competitive annual cash compensation to its management. Base salaries are positioned near the median of competitive practices to enhance retention and attraction of skilled and talented management.

         Annual incentive bonuses as a percent of salary are paid based upon an evaluation of performance using criteria set at the beginning of each year. Objectives for the bonus plan provide incentives focusing management on achievement of shorter-term goals that serve as milestones for the ultimate attainment of the Company's strategic goals. The bonus plan reinforces a pay-for-performance philosophy by linking a portion of management pay to well-defined annual performance objectives that are consistent with the Company's strategic plans and value creation imperatives.

         Management may be entitled to receive long-term equity incentive award in the form of stock options or restricted stock. The value of the grants is linked to the achievement of sustained value creation and consistent operating efficiencies. An important objective of the long-term equity incentive is to provide management with opportunities to acquire and retain Company stock. The Company encourages stock ownership to ensure that top management's interests are closely aligned with the interests of existing stockholders.

Relationship of Compensation to Performance Under Compensation Plans

         The Company is focused on a growth strategy concentrating on risk-managed exploration, strategic acquisitions of proved reserves, and aggressive utilization of its assets. The Company's executive pay strategy is designed to support this business direction through competitive base salaries, annual incentive bonuses, and stock option or restricted stock awards with comparable incremental vesting requirements, thereby creating a substantial focus on value creation for stockholders.

         The Company's base salary objective is to position all members of management near their target midpoints over time. Target midpoints are positioned to approximate the median of competitive practices. In February 1999, the Committee reviewed and approved base salary increases for certain executive officers that were implemented in March 1999. The Committee reviewed industry standards, increases in cost of living and the Company's goal to approximate the median of competitive practices with respect to base salaries. The Company's policy is to pay executive officers a base salary with performance rewarded by a cash incentive bonus and stock option or restricted stock awards after a review of all indices of performance and the Chief Executive Officer's evaluation of individual performance contributions during the year.

          Bonuses are awarded based on both the overall performance results of the Company relative to expectations and on individual overall contributions to 1999 results. Operating cash flow, reserve replacement and increases in reserve values are primary performance measures providing the basis for determination of the size of incentive awards. Each year the Committee proposes threshold, target and distinguished performance goals for each measure. The process is designed to obtain achievement of performance goals based on measures for awards to be earned. Performance measures and goals are reevaluated annually, and in making an award, the Committee may reflect other relevant performance results as identified in the following paragraph.

         Due to the effects of uncontrollable factors in the oil and gas industry, such as oil and gas prices, an evaluation of Company performance based on only one or two measures may not provide a complete picture of overall Company performance. As a consequence, the Committee annually looks at other important indicators of performance, such as reserve growth, lease operating expenses, finding costs, administrative expenses, and returns to stockholders. Based on the results of these assessments and an evaluation by the Committee of individual executive performance, the Committee may adjust awards to reflect individual performance.

         Long-term incentives are an essential component of the Company's pay package for the top executives most accountable for the Company's strategic direction. At this time, stock options are the Company's primary long-term incentive reward vehicles. To reflect pay strategy objectives and competitive practices, the Committee has approved stock option grant ranges for use in determining awards. The grant ranges assume that stock options will be awarded annually, with an option price equal to the fair market value on the date of grant, and with incremental vesting restrictions.

         In addition to external considerations such as competitive practices, the Committee considers a number of factors in determining stock option awards, including Company success in achieving annual and strategic goals, assessment of executive contributions to the Company, the level of the executive's commitment to owning Company stock, and the expected future role and contribution of the executive to the overall success of the Company.

         No salary increases or incentive bonuses were granted by the Committee for 1999.

1999 Compensation for the Chief Executive Officer

         The Company's policy is to pay executive officers a base salary increased primarily as a matter of cost of living, with performance rewarded by incentive bonus and stock option or restricted stock awards after a review of all indices of performance, including the Company's substantial progress to date in becoming more active in exploration, acquisition and development activities, the Company's performance relative to expectations, and a desired pay target designed to reflect competitive practices. On February 23, 1998, the Committee approved an increase in Mr. Shoup's salary from $285,000 to $299,250 per annum. The Committee considered industry standards and the Company's goal to approximate the median of competitive practices with respect to base salaries.

         In January 1999, Mr. Shoup voluntarily reduced his annual salary from $299,250 to $200,000.

Impact of the Omnibus Budget Reconciliation Act of 1993 (OBRA)

         The passage of OBRA has created a limitation on the deductibility of executive officer pay in excess of $1 million for any individual. The Committee does not foresee current compensation arrangements generating non-performance-based pay that exceeds this level, and it therefore has no immediate plans to modify the Company's compensation arrangements, except as described herein.

                              By the Compensation Committee:

                              Jon L. Mosle, Jr., Chairman
                              C. Frayer Kimball, III
                              A. W. Schenck, III

               The following graph compares yearly percentage change in the cumulative total return on the Company's Common Stock during the five fiscal years ended December 31, 1999, with the cumulative total return of the Broad Market Index, which is an index of companies on the S&P 500 Index, and an index of peer companies selected by the Company.

                            Stock Performance Graph







                                                   December 31

                                        1994           1995         1996         1997         1998         1999
        The Wiser Oil Company           $100          $ 86.73      $ 143.95     $103.71      $ 15.87      $ 18.67
        Peer Group Index                 100           135.05        201.57      187.63       103.58       125.72
        Broad Market Index               100           137.58        169.17      225.61       290.09       351.13

         Companies in the peer group are as follows: Equity Oil Company; Forest Oil Corporation; Plains Resources, Incorporated; Swift Energy Company; and Tom Brown, Inc. The Stock Performance Graph and calculations were provided to the Company by Media General Financial Services. The graph and calculations assume $100 invested at the closing sale price on December 31, 1994, and reinvestment of dividends.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth as of June 13, 2000, unless otherwise indicated, the beneficial ownership of Common Stock by: (i) the only persons known by the Company to beneficially own in excess of 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) the Chief Executive Officer and each of the other three most highly compensated executive officers of the Company for the year ended December 31, 1999; and (iv) all of the directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person.

Name of Beneficial Owner                                                         Shares Beneficially Owned
------------------------                                                         -------------------------

Directors and Executive Officers:                                              Number                   Percent
---------------------------------                                              ------                   -------
George K. Hickox, Jr.                                                         3,998,830  (1)(2)          30.93%

Scott W. Smith                                                                3,980,830  (1)             30.80%

Jon L. Mosle, Jr.                                                                38,700  (2)(3)              *

A. W. Schenck, III                                                               11,540  (3)                 *

Lorne H. Larson                                                                  10,000  (3)                 *

C. Frayer Kimball, III                                                           17,583  (2)(4)              *

Richard R. Schreiber                                                          2,469,600  (5)             21.62%

Andrew J. Shoup, Jr.                                                            387,250  (6)              4.16%

A. Wayne Ritter                                                                 272,250  (7)              2.96%

Lawrence J. Finn                                                                160,250  (8)              1.76%

Allan J. Simus                                                                  159,075  (2)(9)           1.75%

All Directors and executive officers
as a group (11 persons, including
those named above)                                                            5,063,278  (1)(2)(10)      36.46%

Holders of 5% or More Not Named Above:
--------------------------------------

Dimensional Fund Advisors Inc.                                                  644,775  (11)             7.20%

Cross Timbers Oil Company                                                       500,000  (12)             5.59%

Paul F. Glenn, Trustee                                                          477,500  (13)             5.33%

Wiser Investment Company, LLC                                                 3,973,030  (14)            30.74%

Douglas P. Heller                                                             3,980,730  (15)            30.78%

Dimeling, Schreiber and Park                                                  2,469,600  (16)            21.62%

William R. Dimeling                                                           2,469,600  (17)            21.62%

Steven G. Park                                                                2,469,600  (17)            21.62%

  *  Represents less than 1% of outstanding Common Stock.

(1) Mr. Hickox and Mr. Smith, as managers of WIC, have shared voting power over 3,973,030 shares of Common Stock and have shared dispositive power over 1,503,430 shares of Common Stock. In addition, Mr. Hickox has shared voting and dispositive power over an additional 25,800 shares of Common Stock owned by his wife and Mr. Smith has sole voting and dispositive power over an additional 7,800 shares of Common Stock.

(2) Includes shares owned by spouses and children (Mr. Hickox, 25,800 shares; Mr. Kimball, 455 shares; Mr. Mosle, 5,000 shares; Mr. Simus, 500 shares; and all directors and executive officers as a group, 31,755 shares), as to which, in each case, the directors and executive officers disclaim beneficial ownership.

(3) Includes, for each such person, 9,000 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

(4) Includes 8,250 shares covered by presently exercisable stock options under the 1991 Non-Employee Directors' Stock Option Plan.

(5) As a partner of DS&P, Mr. Schreiber has shared voting and dispositive power over 2,469,600 shares of Common Stock.

(6) Includes 367,250 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(7) Includes 259,750 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(8) Includes 152,250 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(9) Includes 148,575 shares covered by presently exercisable stock options under the 1991 Stock Incentive Plan.

(10) Includes an aggregate of 963,075 shares covered by presently exercisable stock options held by directors and executive officers.

(11) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 644,775 shares of the Company's Common Stock as of December 31, 1999, all of which shares are held in portfolios of four investment companies for which Dimensional serves as an investment advisor, and certain other investment vehicles including commingled group trusts, for which Dimensional serves as an investment manager. In its capacity as investment advisor and investment manager, Dimensional possesses both voting and investment power over these shares. Dimensional disclaims beneficial ownership of all such shares. The foregoing information was obtained from Dimensional and from a Schedule 13G dated February 4, 2000 filed by Dimensional with the Securities and Exchange Commission.

(12) Cross Timbers Oil Company, a Delaware corporation, is deemed to have beneficial ownership of 500,000 shares of Common Stock. Cross Timbers Oil Company has the sole voting power and dispositive power with respect to the 500,000 shares of Common Stock it beneficially owns. These shares were purchased for and are held for investment purposes by Cross Timbers Oil Company. The foregoing information was obtained from Cross Timbers Oil Company and from Amendment No. 1 to Schedule 13D dated May 25, 2000 filed by Cross Timbers Oil Company and Cross Timbers Trading Company with the Securities and Exchange Commission and Amendment No. 2 to Schedule 13D dated June 16, 2000 filed by Cross Timbers Oil Company with the Securities and Exchange Commission.

(13) Paul F. Glenn, Trustee, Paul F. Glenn Revocable Trust (the "Trustee") is deemed to have beneficial ownership of 477,500 shares of Common Stock, including 77,500 shares of Common Stock held by the Glenn Foundation. The Trustee has the sole power to vote or direct the vote and to dispose or direct the disposition of 400,000 shares of Common Stock and has shared power to vote or direct the vote and to dispose or direct the disposition of 77,500 shares of Common Stock held by the Glenn Foundation. The foregoing information was obtained from a
Schedule 13D dated November 2, 1999 filed by the Trustee with the Securities and Exchange Commission.

(14) WIC is deemed to have beneficial ownership of 3,973,030 shares of Common Stock upon conversion of the Preferred Stock and the Warrants. WIC has sole voting power and dispositive power with respect to 1,503,430 shares of Common Stock underlying the Preferred Stock and Warrants purchased by WIC. WIC has shared voting power with respect to 2,469,600 shares of Common Stock underlying the Preferred Shares purchased by DS&P.

(15) Mr. Douglas P. Heller, as a manager of WIC, has shared voting power over 3,973,030 shares of Common Stock and has shared dispositive power over 1,503,430 shares of Common Stock. Mr. Heller has shared voting and dispositive power over an additional 7,700 shares of Common Stock owned by his children.

(16) DS&P has sole dispositive power with respect to the 2,469,600 shares of Common Stock and sole voting power as to certain matters with respect to the 2,469,600 shares of Common Stock.

(17) Mr. William R. Dimeling and Mr. Steven G. Park, as partners of DS&P, have shared voting and dispositive power over the 2,469,600 shares of Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen & Co. as independent auditors to audit the books and accounts of the Company for the year ending December 31, 2000. Representatives of Arthur Andersen & Co. are expected to be present at the Annual Meeting with an opportunity to make a statement and respond to appropriate questions addressed to them.

                            EXPENSES OF SOLICITATION

     The costs and expenses of preparing and mailing this proxy material will be borne by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company (who will receive no special compensation therefor) may solicit proxies by telephone, telegraph or personal interview. The Company will request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so.

                             STOCKHOLDERS' PROPOSALS

     If a stockholder intends to present a proposal for action at the 2001 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the proposal must be submitted in writing and received by the Company by December 10, 2000. Such proposals must also meet the other requirements of the rules of the Commission relating to stockholders' proposals. Proposals and nominations should be addressed to the President of the Company, A.Wayne Ritter, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will be deemed to be authorized to vote or otherwise act thereon in accordance with their judgment.

                                          By Order of the Board of Directors



                                                   A. Wayne Ritter
                                                      President

Dallas, Texas
July 6, 2000


     A copy of the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission, is available without charge to each person whose proxy is solicited hereby upon written request directed to Joyce M. Moore, The Wiser Oil Company, 8115 Preston Road, Suite 400, Dallas, Texas 75225.

                             THE WISER OIL COMPANY

           Annual Meeting of Stockholders To Be Held August 14, 2000 This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of The Wiser Oil Company (the "Company") hereby constitutes and appoints A. Wayne Ritter, Clay Cox and Mark A. Kirk, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held Monday, August 14, 2000, at 3:00 p.m., at the Park City Club, 5956 Sherry Lane, 17th Floor, Dallas, Texas, and any adjournment thereof, and if then personally present to vote thereat all the shares of common stock of the Company held of record by the undersigned on June 26, 2000 as follows, and in the discretion of the proxies on all other matters properly coming before the meeting or any adjournment thereof.

     The shares represented by this proxy will be voted as directed herein, or, if no direction is given, FOR the election of the nominees proposed by the Board of Directors. A vote for the election of the nominees listed on the reverse side includes discretionary authority to vote for a substitute if any of the nominees listed becomes unable to serve or for good cause will not serve. The proxies will vote in their sole discretion upon such other business as may properly come before the meeting.


Please complete, date and sign this Proxy Card on the reverse side and return it promptly in the enclosed business reply envelope.

                           . FOLD AND DETACH HERE .

                                                                                                                   your votes as
                                                                                                                    indicated in   X
                                                                                                                    this example


(1)  In the election of Directors for a term of three years expiring in 2003:

     FOR all nominees listed      WITHHOLD            C. Frayer Kimball, III, Scott W. Smith
     listed at the right          AUTHORITY
     (except as marked            to vote fore all    INSTRUCTION:   To withhold authority to vote for any individual nominee(s)
     to the contrary)             nominees listed                     write the name(s) of such nominee(s) on the line provided
                                                                      below:

                                                      -------------------------------------------------------------------------
(2)  To transact such other business as may properly come before the meeting.               The undersigned hereby revokes all
                                                                                          previous proxies for such Annual
                                                                                          Meeting, hereby acknowledges receipt
                                                                                          of the Notice of such Annual Meeting
                                                                                          and the Proxy Statement furnished
                                                                                          therewith, and hereby ratifies all
                                                                                          that the said attorneys and proxies
                                                                                          may do by virtue hereof.

                                                                                          Date___________________________, 2000

                                                                                          _____________________________________

                                                                                          _____________________________________

                                                                                          Please sign exactly as name(s) appear(s)
                                                                                          hereon.  When signing as attorney,
                                                                                          executor, administrator, trustee,
                                                                                          guardian, or other fiduciary, please
                                                                                          give your full title as such.  For
                                                                                          joint accounts, each joint owner
                                                                                          should sign.  If a corporation, please
                                                                                          sign in full corporate name by
                                                                                          President or other authorized officer.
                                                                                          If a partnership, please sign in
                                                                                          partnership name by authorized person.

                           . FOLD AND DETACH HERE .